Exhibit 99.1

BioSig Announces Closing of Public Offering of Common Stock

Westport, CT, July 7, 2021--(GLOBE NEWSWIRE) --BioSig Technologies, Inc. (Nasdaq: BSGM) (“BioSig” or the “Company”), a medical technology company commercializing an innovative biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced the completion of its previously announced underwritten public offering of 2,500,000 shares of its common stock, $0.001 par value per share, at a price to the public of $4.00 per share. The gross proceeds to BioSig from this offering were $10 million, before deducting the underwriting discounts and commissions and estimated offering expenses payable by BioSig.

Laidlaw & Company (UK) Ltd. acted as sole book-running manager for the offering.

BioSig intends to use the net proceeds from the offering for the continuation of full commercialization activities related to the PURE EP™ System, including additional support for organizational development, the continuation of our ongoing research and development activities for new products, and general corporate purposes and other capital expenditures.

A shelf registration statement on Form S-3 (Registration No. 333-251859) relating to the public offering of the shares of common stock described above was previously filed with the Securities and Exchange Commission (“SEC”) and declared effective on January 12, 2021. A final prospectus supplement and accompanying prospectus describing the terms of the offering were filed with the SEC on July 6, 2021, and are available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from Laidlaw & Company (UK) Ltd., 521 Fifth Ave., 12th Floor, New York, NY 10175, Attention: Syndicate Dept.; email: syndicate@laidlawltd.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About BioSig Technologies

BioSig Technologies is a medical technology company commercializing an innovative biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com).

The Company’s first product, PURE EP(tm) System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market conditions and the Company’s intended use of proceeds, (ii) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (iii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iv) difficulties in obtaining financing on commercially reasonable terms; (v) changes in the size and nature of our competition; (vi) loss of one or more key executives or scientists; and (vii) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.Contacts

Andrew Ballou

BioSig Technologies, Inc.

Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x133